Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:         Durus Capital Management (N.A.), LLC

Date of Event Requiring Statement:  May 16, 2003

Issuer Name and Ticker Symbol:      Esperion Therapeutics, Inc. (ESPR)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, Suite 320, South Norwalk, CT 06854


Signatures:

Durus Capital Management (N.A.), LLC



By:      /s/ Scott Sacane
         --------------------------
Name:    Scott Sacane
Title:   Managing Director



/s/ Scott Sacane
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Scott Sacane